EXHIBIT 4.1

                        SETTLEMENT AGREEMENT AND RELEASE


          This SETTLEMENT AGREEMENT AND RELEASE dated as of December 31, 2002 (this "Settlement Agreement"), by and between Xybernaut Corporation, a Delaware corporation ("Xybernaut"), Benjamin Cohen, a New York resident ("Cohen"), and NWCS LLC doing business as IBS Technologies LLC, a New York limited liability company ("IBS").

          WHEREAS, Xybernaut and IBS had entered into that certain Marketing and Showcase Agreement dated as of January 1, 2002, as amended (the "Marketing Agreement"); and

          WHEREAS, Xybernaut has asserted that IBS is in material default under the Marketing Agreement; and

          WHEREAS, IBS and Cohen have disputed that IBS has defaulted under the Marketing Agreement; and

          WHEREAS, IBS is no longer a lessee of certain premises in the Waldorf-Astoria Hotel, thereby making it impossible for IBS to perform its obligations under the Marketing Agreement; and

          WHEREAS, in order to avoid the costs of litigation and the management time associated therewith, Xybernaut, on the one hand, and Cohen and IBS, on the other hand, have concluded it is in their respective best interests to resolve their dispute under and related to the Marketing Agreement; and

          WHEREAS, without admitting any wrongdoing or liability, or acknowledging the validity of any claim, asserted or unasserted, Xybernaut, on the one hand, and Cohen and IBS, on the other hand, have reached an amicable settlement and have agreed to resolve all claims and other disputes between them arising out of, and relating to, the Agreements and the transactions contemplated thereby, in the manner set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and the other good and valuable consideration as set forth in this Settlement Agreement, the legal adequacy of which is hereby acknowledged, the parties agree as follows:

          1. No Admission of Fault. Each of Xybernaut, Cohen and IBS acknowledges and agrees that it/he is entering into this Settlement Agreement in order to settle and resolve all disputed matters among them arising out of or in any way relating to the Marketing Agreement and the transactions contemplated thereby and it/he is not admitting any wrongdoing or liability on its part in any way relating to such matters, and no inference regarding any such wrongdoing or liability is intended by virtue of the parties entering into this Settlement Agreement.

          2. Consideration to IBS. Notwithstanding anything set forth in the Marketing Agreement, it is agreed that the total consideration due to Cohen and/or IBS in respect of the transactions contemplated by the Marketing Agreement and in consideration of Cohen and IBS entering into this Agreement shall be as follows:

               (a) Issuance of Common Stock. Xybernaut shall issue to IBS a certificate representing 250,000 shares of the common stock of Xybernaut, par value of $0.01 per share (the "Shares"), promptly following the execution and delivery of this Settlement Agreement.

               (b) Piggyback Registration Rights. If the Company at any time proposes to register any of the Common Stock in the United States (except pursuant to registrations on Form S-4 or Form S-8 or any other successor forms or comparable forms promulgated by the Securities and Exchange Commission), IBS shall have piggyback registration rights with respect to the Shares pursuant to the terms which will be evidenced by a registration rights agreement, which will entitle IBS to include the Shares in the registration statement, to the extent provided in the Registration Rights Agreement.

               (c) No Other Consideration. Except for the consideration set forth in this Section 2, no other consideration shall be due or payable to IBS or Cohen thereby.


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

          3. Release by Xybernaut of IBS. Xybernaut for itself hereby releases and forever discharges IBS from any and all claims, suits, debts, liens, liabilities, losses, causes of action, rights, damages, demands, obligations, promises, costs and expenses (including, without limitation, attorneys' fees and expenses) of every kind, nature and description, in law or in equity, whether known or unknown, or known in the future, fixed or contingent, billed or unbilled, suspected, disclosed or undisclosed, claimed or concealed, from the beginning of time through the date of this Settlement Agreement, which Xybernaut could assert against IBS relating to or arising out of the Marketing Agreement and the transactions contemplated thereby, except for a breach of this Settlement Agreement by IBS, including, without limitation, a breach of any of the representations and warranties made by IBS in this Settlement Agreement.

          4. Release by Xybernaut of Cohen. Xybernaut for itself hereby releases and forever discharges Cohen from any and all claims, suits, debts, liens, liabilities, losses, causes of action, rights, damages, demands, obligations, promises, costs and expenses (including, without limitation, attorneys' fees and expenses) of every kind, nature and description, in law or in equity, whether known or unknown, or known in the future, fixed or contingent, billed or unbilled, suspected, disclosed or undisclosed, claimed or concealed, from the beginning of time through the date hereof, which Xybernaut could assert against any Cohen relating to or arising out of the Marketing Agreement and the transactions contemplated thereby, except for a breach of this Settlement Agreement by Cohen, including, without limitation, a breach of any of the representations and warranties made by Cohen in this Settlement Agreement.

          5. Release by IBS of Xybernaut. IBS hereby releases and forever discharges Xybernaut from any and all claims, suits, debts, liens, liabilities, losses, causes of action, rights, damages, demands, obligations, promises, costs and expenses (including, without limitation, attorneys' fees and expenses) of every kind, nature and description, in law or in equity, whether known or unknown, or known in the future, fixed or contingent, billed or unbilled, suspected, disclosed or undisclosed, claimed or concealed, from the beginning of time through the date hereof, which IBS could assert against Xybernaut relating to or arising out of the Marketing Agreement and the transactions contemplated thereby, except for a breach of this Settlement Agreement by Xybernaut including, without limitation, a breach of any representations and warranties made by Xybernaut in this Settlement Agreement.


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

          6. Release by Cohen of Xybernaut. Cohen for himself and on behalf of his heirs, estate, successors and assigns, hereby releases and forever discharges Xybernaut from any and all claims, suits, debts, liens, liabilities, losses, causes of action, rights, damages, demands, obligations, promises, costs and expenses (including, without limitation, attorneys' fees and expenses) of every kind, nature and description, in law or in equity, whether known or unknown, or known in the future, fixed or contingent, billed or unbilled, suspected, disclosed or undisclosed, claimed or concealed, from the beginning of time through the date hereof, which Cohen could assert against Xybernaut relating to or arising out of the Marketing Agreement and the transactions contemplated thereby, except for a breach of this Settlement Agreement by Xybernaut including, without limitation, a breach of any of the representations and warranties made by Xybernaut in this Settlement Agreement.

          7. Representations and Warranties of Xybernaut. Xybernaut hereby represents and warrants to Cohen and IBS as follows:

               (a) Xybernaut has the corporate power and authority to execute, deliver and perform this Settlement Agreement and to issue the Shares.

               (b) The execution, delivery and performance of this Settlement Agreement, the issuance of the Shares have been duly authorized by Xybernaut in accordance with all requisite corporate power and authority.

               (c) No consents or approvals of, notices to or filings with, any person or entity are required to be obtained by Xybernaut in connection with its execution, delivery and performance of this Settlement Agreement and the issuance of the Shares.

               (d) Xybernaut has received, or has had the opportunity to receive, independent legal advice from attorneys of its choice with respect to the terms and provisions of this Settlement Agreement, the advisability of entering into this Settlement Agreement and of the consequences of entering into this Settlement Agreement.

               (e) Xybernaut has made such investigation of the facts pertaining to this Settlement Agreement and to the transactions contemplated hereby, as it considers appropriate.


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

               (f) This Settlement Agreement constitutes a legal, valid and binding obligation of Xybernaut, enforceable against Xybernaut in accordance with its terms, except as enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

               (g) The execution, delivery and performance of this Settlement Agreement by Xybernaut and the issuance of the Shares shall not (i) violate or contravene the certificate of incorporation or by-laws of Xybernaut; (ii) violate or constitute a breach of, or default under, any material agreement or other instrument binding upon Xybernaut or to which it is a party; (iii) violate or contravene any judgment, decree or order of any court or regulatory body binding upon Xybernaut; or (iv) violate any law or regulation applicable to Xybernaut.

          8. Representations and Warranties of Cohen. Cohen hereby represents and warrants to Xybernaut as follows:

               (a) Cohen has the legal capacity to execute, deliver and perform this Settlement Agreement.

               (b) No consents or approvals of, notices to or filings with, any person or entity is required by Cohen in connection with the execution, delivery and performance of this Settlement Agreement.

               (c) Cohen has received independent legal advice from attorneys of his choice with respect to the terms and provisions of this Settlement Agreement, the advisability of entering into this Settlement Agreement and of the consequences of entering into this Settlement Agreement.

               (d) Cohen has made such  investigation of the facts pertaining to
this  Settlement  Agreement  and  to  the  transactions   contemplated  by  this
Settlement Agreement, as he considers appropriate.


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

               (e) This Settlement Agreement constitutes a legal, valid and binding obligation of Cohen, enforceable against Cohen in accordance with its terms, except as enforcement may be limited by (i) applicable bankruptcy, insolvency or other similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

               (f) The execution, delivery and performance of this Settlement Agreement by Cohen shall not (i) violate or constitute a breach of, or default under, any material agreement or other instrument binding upon Cohen or to which he is a party; or (ii) violate or contravene any judgment, decree or order of any court or regulatory body binding upon Cohen.

          9. Representations and Warranties of IBS. IBS hereby represents and warrants to Xybernaut as follows:

               (a) IBS has the corporate power and authority to execute, deliver and perform this Settlement Agreement.

               (b) The execution, delivery and performance of this Settlement Agreement has been duly authorized by IBS in accordance with all requisite corporate power and authority.

               (c) No consents or approvals of, notices to or filings with, any person or entity are required by IBS in connection with the execution, delivery and performance of this Settlement Agreement.

               (d) IBS has received independent legal advice from attorneys of its choice with respect to the terms and provisions of this Settlement Agreement, the advisability of entering into this Settlement Agreement and of the consequences of entering into this Settlement Agreement.

               (e) IBS has made such  investigation  of the facts  pertaining to
this  Settlement  Agreement  and  to  the  transactions   contemplated  by  this
Settlement Agreement, as it considers appropriate.


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

               (f) This Settlement Agreement constitutes a legal, valid and binding obligation of IBS, enforceable against IBS in accordance with its terms, except as enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

               (g) The execution, delivery and performance of this Settlement Agreement by IBS shall not (i) violate or contravene the certificate or by-laws of IBS; (ii) violate or constitute a breach of, or default under, any material agreement or other instrument binding upon IBS or to which it is a party; or
(iii) violate or contravene any judgment, decree or order of any court or regulatory body binding upon IBS.

          10. Ownership of Claims. Each of Xybernaut, on the one hand, and Cohen and IBS, on the other hand, represent and warrant to the other, that it is the lawful and sole owner of the claims being released hereby and it has not sold, transferred, assigned, pledged, hypothecated or otherwise encumbered any such claim.

          11. Confidentiality. Commencing from the date hereof each of the parties shall keep the terms and provisions of this Settlement Agreement confidential and shall not disclose such terms and provisions to any person or entity, except (i) as may be required by applicable law or regulation; (ii) pursuant to applicable subpoena; (iii) in connection with the enforcement of this Settlement Agreement; and (iv) to their respective attorneys and accountants, who are advised of the confidential nature of this Settlement Agreement prior to disclosure and who agree to be bound by the confidentiality obligations set forth in this Section 11 to the sane extent as if they were a party hereto.

          12. Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Settlement Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the Business Day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested,


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

four (4) Business Days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the Business Day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the Business Day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding Business Day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 12), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second Business Day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable::

          If to Xybernaut:

              Xybernaut Corporation
              12701 Fair Lakes Circle, Suite 550
              Fairfax, VA  22033
              Telephone: (703) 631-6925
              Facsimile: (703) 631-6734
              Attention: H. Jan Roltsch-Anoll, Esq.

          With a copy to:

              Jenkens & Gilchrist Parker Chapin LLP
              The Chrysler Building
              405 Lexington Avenue
              New York, NY  10174
              Telephone: (212) 704-6050
              Facsimile: (212) 704-6288
              Attention: Martin Eric Weisberg, Esq.

          If to Cohen:

              Mr. Benjamin Cohen
              1820 East 4th Street
              Brooklyn, NY  11223
              Telephone: (732) 483-0711


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

          If to IBS:

              c/o Mr. Benjamin Cohen
              1820 East 4th Street
              Brooklyn, NY  11223
              Telephone: (732) 483-0711

or to such other address as any party may specify by notice given to the other party in accordance with this Section 12.

          13. Governing Law. This Settlement Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State, without regard to any of its principles of conflicts of laws or other laws which would result in the application of the laws of another jurisdiction. This Settlement Agreement shall be construed and interpreted without regard to any presumption against the party causing this Settlement Agreement to be drafted.

          14. Waiver of Jury Trial. EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SETTLEMENT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          15. Miscellaneous.

               (a) No party may assign any of its rights or delegate any of its duties under this Settlement Agreement without the prior written consent of the other party hereto. This Settlement Agreement shall be binding upon the successors and permitted assigns of the parties and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

               (b) The provisions of this Settlement Agreement shall not be construed as a waiver of any party's right to bring suit to enforce the terms and provisions of this Settlement Agreement.


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

               (c) This Settlement Agreement contains a complete statement of all the arrangements, understandings and agreements among the parties with respect to the subject matter hereof, supersede all other arrangements, understandings and agreements, whether written or oral, among them relating to such subject matter, all of which are merged herein. This Settlement Agreement cannot be altered, modified, waived or amended, except by an instrument in writing executed by each of the parties hereto.

               (d) Section headings contained in this Settlement Agreement are included herein solely for convenience of reference only and are not intended to affect the interpretation or construction of any of the terms or provisions of this Settlement Agreement.

               (e) This Settlement Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, when taken together shall constitute one and the same instrument. The facsimile signature of a party hereto shall constitute a valid and effective signature.


                           [INTENTIONALLY LEFT BLANK]


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

          IN WITNESS WHEREOF each of the parties has duly executed this Settlement Agreement as of the date first above written.


                                        XYBERNAUT CORPORATION


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        IBS TECHNOLOGIES LLC


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                           -------------------------------------
                                           Benjamin Cohen


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